                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                TRIBUNE COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                    TRIBUNE





                         NOTICE OF 1996 ANNUAL MEETING

                              AND PROXY STATEMENT

                      [LETTERHEAD OF THE TRIBUNE COMPANY]

Dear Stockholder:

  You are cordially invited to attend the 1996 Annual Meeting of Tribune Company stockholders on Tuesday, May 7, 1996 at 10 a.m. The meeting will be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, in Chicago. A map showing the location of the meeting is included at the back of this booklet.

  The meeting will also be broadcast live via satellite. People with satellite receivers may watch the meeting by following the tuning instructions on the next page.

  The matters to be considered at the meeting are described in the following proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore please sign, date and return the enclosed proxy card and/or voting instruction card in the envelope provided. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

  We hope you can attend the Annual Meeting, but in any event please vote your shares by signing, dating and returning your proxy card and/or voting instruction card.

  With all good wishes,

                                     Sincerely,

                                     [SIGNATURE OF JOHN W. MADIGAN]

March 26, 1996

                           NOTICE OF TRIBUNE COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 7, 1996

TO THE STOCKHOLDERS OF TRIBUNE COMPANY:

  The Annual Meeting of Stockholders of Tribune Company, a Delaware corporation, will be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, Chicago, Illinois at 10 a.m. CDT on Tuesday, May 7, 1996, for the purpose of considering and voting on the following matters:

  1. Election of Directors;

  2. Approval of the 1996 Nonemployee Director Stock Compensation Plan;

  3. Ratification of the selection of Price Waterhouse LLP as auditors; and

  4. Such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 11, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof.

  A BLUE MEETING ADMISSION CARD IS ALSO ENCLOSED FOR YOUR USE. PLEASE COMPLETE THE CARD AND PRESENT IT AT THE DOOR FOR ADMITTANCE TO THE MEETING.

  Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to mark, sign, date and return the enclosed proxy card and/or voting instruction card promptly in the enclosed postage-paid envelope. The voting instruction card relates to shares held under certain employee benefit plans. The proxy is revocable and will not affect the right of stockholders of record attending the meeting to vote in person.

                               By Order of the Board of Directors

                               STANLEY J. GRADOWSKI
                               Vice President and Secretary

March 26, 1996

                     SATELLITE BROADCAST OF ANNUAL MEETING

 The meeting will be broadcast live via satellite. It will be distributed as follows for individuals with satellite reception:

 C Band: Telstar 402/Transponder 21/Vertical
 Polarity/Frequency 4120/6.2 and 6.8 audio

                                TRIBUNE COMPANY

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                         TUESDAY, MAY 7, 1996, 10 A.M.

  This Proxy Statement is provided in connection with the 1996 Annual Meeting of Stockholders of Tribune Company (the "Company") or any adjournment thereof. This Proxy Statement and accompanying proxy card are being mailed to stock-holders on or about March 26, 1996.

  Stockholders of record at the close of business on March 11, 1996 are enti-tled to vote at the meeting. On that date there were 61,661,593 shares of the Common Stock, without par value (the "Common Stock"), and 1,425,842 shares of Series B Convertible Preferred Stock, without par value (the "Preferred Stock"), of the Company entitled to vote. With regard to all matters submitted to a vote at the meeting, each share of Common Stock is entitled to one vote and each share of Preferred Stock, voting together as a class with the Common Stock, is entitled to 4.58 votes. Holders do not have the right to cumulate votes in the election of directors. Accordingly, the holders of a majority of the 68,191,949 votes entitled to be cast are able to elect all directors being elected. A list of stockholders of record entitled to vote at the Annual Meet-ing will be available for inspection by any stockholder for any purpose ger-mane to the meeting during ordinary business hours for a period of 10 days prior to the meeting at the office of the Company, 435 North Michigan Avenue, Suite 600, Chicago, IL 60611, in care of the Vice President and Secretary.

  The enclosed proxy is solicited by the Board of Directors. If the proxy is properly executed and returned, the shares will be voted in accordance with the stockholder's instructions. If no instructions are given with respect to a matter, the proxy will be voted as follows with respect to such matter: FOR the election as directors of the nominees named herein (Proposal 1); FOR ap-proval of the 1996 Nonemployee Director Stock Compensation Plan (Proposal 2); and FOR the ratification of the selection of Price Water house LLP as auditors for 1996 (Proposal 3). Any stock-holder of record giving a proxy for the meeting may revoke it prior to its be-ing voted by written notice of revocation or by a later proxy, in either case delivered to the Vice President and Secretary, or by voting in person by bal-lot at the meeting. Stockholders whose shares are held in the name of a bro-ker, bank or other holder of record may not vote in person at the meeting un-less they have first obtained a proxy, executed in the stockholder's favor, from the holder of record.

  If you own shares beneficially in the Tribune Company Employee Stock Owner-ship Plan (the "ESOP"), or the Tribune Company Savings Incentive Plan (the "SIP"), or through a nominee in the Tribune Company Employee Stock Purchase Plan (the "ESPP"), a voting instruction card is enclosed for the purpose of instructing the respective plan trustees or nominee how to cast the votes re-lated to such shares. Any participant giving instructions to a plan trustee or nominee may revoke or modify such instructions prior to May 4, 1996 by written notice given to the trustee or nominee. Plan shares are held by The Northern Trust Company as trustee for the ESOP, Vanguard Fiduciary Trust Company as trustee for the SIP and Merrill Lynch, Pierce, Fenner & Smith Incorporated as nominee under the ESPP. Shares allocated to participant accounts under these plans will be voted as follows: if instruction cards are received by the trustee or nominee on or before May 3, 1996, votes will be cast in accordance with the instructions; shares held by the ESOP and the SIP for which no in-structions are received by May 3 will be voted in the same proportion as the shares in each plan for which instructions were received; shares related to the ESPP for which no instructions are received will be voted in accordance with New York Stock Exchange rules. ESOP shares not allocated to any partici-pant accounts will be voted in the same proportion as the ESOP shares for which voting instructions are received.

                             OWNERSHIP INFORMATION
-------------------------------------------------------------------------------
PRINCIPAL STOCKHOLDERS
  The following table and footnotes set forth information as of March 11, 1996 with respect to each person who is known to management of the Company to be the beneficial owner of more than 5% of any class of the Company's stock.

  The Northern Trust Company as trustee for the ESOP (the "ESOP trustee") holds 1,425,842 shares of Preferred Stock, of which 584,353 shares were allo-cated to participant accounts as of March 11, 1996, and 699,574 shares of Com-mon Stock, of which 468,520 shares were allocated to participant accounts. The ESOP trust agreement directs the trustee to vote the shares allocated to par-ticipant accounts as directed by the participants and to vote all unallocated shares and any allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are re-ceived. In addition, the ESOP trustee is deemed to beneficially own those shares of Common Stock into which the Preferred Stock is con-vertible, or 5,703,368 shares based on four shares of Common Stock for each share of Preferred Stock. All ownership attributed to the ESOP trustee is shared with the participants in the ESOP.

                                         COMMON STOCK         PREFERRED STOCK
                                      ---------------------- ------------------
                                        NUMBER      PERCENT   NUMBER   PERCENT
      NAME AND ADDRESS OF OWNER       OF SHARES     OF CLASS OF SHARES OF CLASS
      -------------------------       ----------    -------- --------- --------
Robert R. McCormick Tribune Founda-
 tion--10,219,869 shs.;               11,295,069(1)  18.3%         --     --
  Cantigny Foundation--1,075,200 shs.
  Room 770
  435 N. Michigan Avenue
  Chicago, IL 60611
The Northern Trust Company, as ESOP
 trustee                               6,402,942(2)   9.5%   1,425,842   100%
  50 S. LaSalle Street
  Chicago, IL 60675

-------
  (1) The investment and voting power for both of these foundations is vested in a board of five directors, consisting of Charles T. Brumback, Stanton R. Cook, James C. Dowdle, Jack Fuller and John W. Madigan, each of whom is an officer or former officer of the Company or a subsidiary thereof.
  (2) The ESOP trustee holds 699,574 shares of Common Stock on behalf of the ESOP as of March 11, 1996. The amount shown also includes the 5,703,368 shares of Common Stock into which the Preferred Stock is convertible. The Northern Trust Company is also trustee with respect to other plans. See "Employee Benefit Plan Voting Rights" on page 3. According to a Schedule 13G filed by Northern Trust Corporation with the Securities and Exchange Commission, that corporation had beneficial ownership with respect to 13.6% (8,676,137 shares, including ESOP and other plan shares) of Common Stock, as follows: Sole voting power--1,012,733 shares, Shared voting power--7,618,112 shares, Sole dispositive power--173,028 shares, Shared dispositive power--7,776,959 shares.
-------------------------------------------------------------------------------
MANAGEMENT OWNERSHIP

  Beneficial ownership of the Common Stock and Preferred Stock as of March 1, 1996 by each director, director nominee and executive officer named in the summary compensation table, and by all current directors, director nominees and executive officers as a group, is set forth in the following table:

                                                     COMMON STOCK                                   PREFERRED STOCK
                          ------------------------------------------------------------------- ----------------------------
                                                        SHARES UNDERLYING
                             NUMBER OF SHARES OWNED    OPTIONS EXERCISABLE           PERCENT   NUMBER OF SHARES   PERCENT
          NAME            DIRECTLY OR INDIRECTLY(1)(2)  WITHIN 60 DAYS(3)    TOTAL   OF CLASS OWNED INDIRECTLY(4) OF CLASS
          ----            ---------------------------- ------------------- --------- -------- ------------------- --------
Charles T. Brumback.....             189,729(5)(6)           354,592         544,321     *             --              *
Joseph D. Cantrell......               5,311                  26,699          32,010     *             558             *
Stanton R. Cook.........             476,721(5)(6)               --          476,721     *             --            --
James C. Dowdle.........             148,662(5)               77,604         226,266     *             632             *
Dennis J. FitzSimons....              36,672                  38,597          75,269     *             632
Diego E. Hernandez......               1,800                   1,000           2,800     *             --            --
David D. Hiller.........               3,545                  59,500          63,045     *             515             *
Robert E. La Blanc......              10,700                   1,000          11,700     *             --            --
John W. Madigan.........             294,698(5)(6)           129,774         424,472     *             632             *
Nancy Hicks Maynard.....                 900                   1,000           1,900     *             --            --
Andrew J. McKenna.......              46,287                   1,000          47,287     *             --            --
Kristie Miller..........             185,086(6)                1,000         186,086     *             --            --
Newton N. Minow.........               6,500                   1,000           7,500     *             --            --
James J. O'Connor.......               4,000                   1,000           5,000     *             --            --
Donald H. Rumsfeld......               5,650                   1,000           6,650     *             --            --
Dudley S. Taft..........              18,000                     --           18,000     *             --            --
Arnold R. Weber.........               2,800                   1,000           3,800     *             --            --
Twenty-three (23) direc-
 tors and executive of-
 ficers of the Company
 as a group.............           1,478,697                 868,450       2,347,147   3.8%          5,244             *

-------
  *Less than 1%.
  (1) Includes shares beneficially owned under the SIP and ESOP (including Common Stock into which ESOP Preferred Stock allocated to the individual's account is convertible). The individual plan participants have the right to direct the voting of plan shares allocated to their accounts.
  (2) Includes 387 shares and 2,450 shares, respectively, for Messrs. McKenna and Rumsfeld who have elected to defer their cash compensation and to have the deferred amounts deemed invested in phantom share units. The value of the units at the time of distribution will equal the market value of an equivalent number of shares of Common Stock and will be paid in cash. No voting rights are associated with the phantom share units.
  (3) The individual is deemed to have beneficial ownership of shares which he or she has the right to acquire within 60 days. The shares indicated represent stock options granted under Company plans. The individual has no voting rights relative to these shares until the options are exercised.

  (4) Represents shares allocated to participants' accounts under the ESOP.
  (5) Does not include 11,295,069 shares owned by the Robert R. McCormick Tribune Foundation and the Cantigny Foundation (see "Principal Stockholders").
  (6) Includes shares of Common Stock as to which beneficial ownership is disclaimed as follows: Mr. Brumback--20,000 shares; Mr. Cook--9,600 shares; Mr. Madigan--20,405 shares; Ms. Miller--8,928 shares.

 Stock Transaction Reporting

  James C. Dowdle, executive vice president of the Company, filed a Form 5 with respect to 1995 with the Securities and Exchange Commission one day late. Ruthellyn Musil, a vice president of the Company, inadvertently omitted a dividend reinvestment transaction under the Employee Stock Purchase Plan involving approximately three shares of Common Stock from her original timely-filed Form 5. The transaction was reported on an amended Form 5.
-------------------------------------------------------------------------------
EMPLOYEE BENEFIT PLAN VOTING RIGHTS

  The Northern Trust Company as trustee of the ESOP and Master Pension Trust and Vanguard Fiduciary Trust Company as trustee of the SIP hold shares of Common Stock and Preferred Stock for the benefit of employees. The stock held in trust as of March 11, 1996, and the percentage of total votes represented, are as follows:

                                 COMMON STOCK      PREFERRED STOCK
                             -------------------- ------------------
  NAME OF BENEFIT PLAN OR    NUMBER OF PERCENT OF NUMBER OF PERCENT  PERCENT OF
           TRUST              SHARES     CLASS     SHARES   OF CLASS TOTAL VOTES
  -----------------------    --------- ---------- --------- -------- -----------
Tribune Company Employee
 Stock Ownership Plan (1)..    699,574    1.1%    1,425,842   100%      10.6%
Tribune Company Savings In-
 centive Plan (1)..........    930,241    1.5%          --    --         1.4%
Tribune Company Master Pen-
 sion Trust (2)............    225,725     .4%          --    --          .3%
                             ---------            ---------
Total......................  1,855,540    3.0%    1,425,842   100%      12.3%
                             =========    ===     =========   ===       ====

-------
  (1) Employee participants have the right to instruct the trustee on how the shares allocated to their accounts are to be voted. The trust agreements direct the trustees to vote all allocated shares for which no participant instructions are received and all unallocated shares, if any, in the same proportion as votes cast on behalf of participants who completed and returned a voting instruction card.
  (2) Shares are held on behalf of the Tribune Company Employees' Pension Plan and other retirement plans for employees of the Company and its subsidiaries. The shares are voted at the direction of the Tribune Company Employee Benefits Investment Committee, presently consisting of five officers and one other employee of the Company.

                              VOTING REQUIREMENTS
  The holders of shares representing 34,095,975 votes, represented in person or by proxy, shall constitute a quorum to conduct business.

  A stockholder may, with respect to the election of directors, (i) vote for all three nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for all such nominees other than any nominee with re-spect to whom the stockholder withholds authority to vote. The nominees re-ceiving the highest number of votes cast for the number of positions to be filled shall be elected. Accordingly, withholding authority to vote for a director nominee will not prevent him or her from being elected.

  A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. A vote to abstain from voting has the legal effect of a vote against.

  A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could oc-cur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and entitled to vote on such matter, although such shares may be con-sidered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Non-voted shares will not affect the determination of the outcome of the vote on any proposal to be de-cided at the meeting.

                      ELECTION OF DIRECTORS (PROPOSAL 1)

  Three directors will be elected at the 1996 Annual Meeting to hold office until the 1999 Annual Meeting. The nominees receiving the highest numbers of votes cast for the number of positions to be filled shall be elected.

  It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election as directors of Kristie Miller, Donald H. Rumsfeld and Dudley S. Taft. All of the nominees ex-cept Mr. Taft, who is nominated to fill one of the positions open on the re-tirement of Charles T. Brumback, Stanton R. Cook and Newton N. Minow, are cur-rently directors of the Company. The Board has chosen to reduce the size of the Board to 11 and to not fill the other two positions at the present time. In case any of the nominees becomes unavailable for election, an event which is not now anticipated, the enclosed proxy may be voted for the election of a substitute nominee.

  Additional information regarding each of the three nominees and the eight directors continuing in office follows. The descriptions of the business expe-rience of these individuals include the principal positions held by them from March 1991 to the date of this Proxy Statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMI-NEES AS DIRECTORS OF THE COMPANY (PROPOSAL 1).
-------------------------------------------------------------------------------
NOMINATED FOR ELECTION AT THIS MEETING AND, IF ELECTED, TO SERVE UNTIL THE
1999 ANNUAL MEETING:

KRISTIE MILLER (51)                                    DONALD H. RUMSFELD (63)
 --DIRECTOR SINCE 1981.                                 --DIRECTOR SINCE 1992.
                                                       Chairman of the Board
Author; Journalist, The     [PHOTO]                    of Trustees of the Rand
Daily News-Tribune,                                    Corporation. Chairman
Inc. of La Salle, Illi-                                of the Board of Direc-
nois.                                                  tors (from October
                                                       1990), President (from
                                                       April 1992) and Chief
                                         [PHOTO]       Executive Officer (from
                                                       October 1990) until Au-
                                                       gust 1993, General In-
                                                       strument Corporation
                                                       (an electronics compa-
                                                       ny). Director of The
                                                       Allstate Corporation;
                                                       Amylin Pharmaceuticals,
                                                       Inc.; Gilead Sciences,
                                                       Inc.; Kellogg Company;
                                                       Metricom, Inc.; Sears,
                                                       Roebuck and Co.

DUDLEY S. TAFT (55)
President and Chief Ex-
ecutive Officer, Taft
Broadcasting Company
(investments in broad-
casting and entertain-       [PHOTO]
ment businesses).
Chairman, President and
Chief Executive Officer
of WPHL-TV, Inc.* until
February 1996. Director
of CINergy Corporation,
Fifth Third Bankcorp.
-------------------------------------------------------------------------------
THE FOLLOWING DIRECTORS CONTINUE IN OFFICE UNTIL THE 1997 ANNUAL MEETING:

JAMES C. DOWDLE (62)                                   DIEGO E. HERNANDEZ (62)
 --DIRECTOR SINCE 1985.                                 --DIRECTOR SINCE 1991.
                                                       Vice Admiral, U.S. Navy
Executive Vice                                         (Retired) and Presi-
President/Media Opera-                                 dent, Marine Technology
tions since August                                     Group, Inc. (technical
1994, Executive Vice                                   consulting services)
President since August                    [PHOTO]      since July 1994. Con-
1991 of the Company,        [PHOTO]                    sultant from July 1992
President and Chief Ex-                                to July 1994 and from
ecutive Officer, Trib-                                 March 1991 to October
une Broadcasting Compa-                                1991; Senior Vice Pres-
ny,* and President,                                    ident, Right Associates
Tribune Publishing Com-                                from December 1991 to
pany* since August                                     July 1992.
1994. Director of
SoftKey International
Inc.
-------
* A subsidiary of the Company.

ROBERT E. LA BLANC (62)                                ANDREW J. MCKENNA (66)
 --DIRECTOR SINCE 1982.                                 --DIRECTOR SINCE 1982.
                                                       Chairman, President and
President, Robert E. La                                Chief Executive Offi-
Blanc Associates, Inc.                                 cer, Schwarz Paper Com-
(consultants in infor-                     [PHOTO]     pany (paper converter).
mation technology). Di-                                Director of Aon Corpo-
rector of Storage Tech-                                ration; Dean Foods Com-
nology, Inc.;              [PHOTO]                     pany; The First Na-
TIE/communications,                                    tional Bank of Chicago;
Inc.; Prudential Global                                McDonald's Corporation;
Fund; Prudential Pa-                                   Skyline Corporation.
cific Growth Fund,
Inc.; Prudential Short-
Term Global Income
Fund, Inc. Trustee of
Prudential U.S. Govern-
ment Fund.
-------------------------------------------------------------------------------
THE FOLLOWING DIRECTORS CONTINUE IN OFFICE UNTIL THE 1998 ANNUAL MEETING:

JOHN W. MADIGAN (58)                                   NANCY HICKS MAYNARD
 --DIRECTOR SINCE 1975.                                (49)
                                                        --DIRECTOR SINCE 1995.
Chairman since January                                 Chair, The Freedom Fo-
1996, President since                                  rum Media Studies Cen-
May 1994 and Chief Ex-                                 ter since March 1996;
ecutive Officer since                                  President, Maynard
May 1995 (Chief Operat-                    [PHOTO]     Partners Incorporated
ing Officer from May                                   (consultants in news
1994 to May 1995) of                                   media economics) since
the Company; Executive      [PHOTO]                    December 1992 and Mem-
Vice President of the                                  ber, Global Business
Company and President                                  Network; Deputy Pub-
and Chief Executive Of-                                lisher and Co-owner,
ficer, Tribune Publish-                                Oakland Tribune until
ing Company* from Au-                                  November 1992.
gust 1991, and Publish-
er, Chicago Tribune
from August 1990 to May
1994. President and
Chief Executive Offi-
cer, Chicago Tribune
Company* until Septem-
ber 1993.

JAMES J. O'CONNOR (59)                                 ARNOLD R. WEBER (66)
 --DIRECTOR SINCE 1985.                                 --DIRECTOR SINCE 1989.
                                                       Chancellor, Northwest-
Chairman and Chief Ex-                                 ern University since
ecutive Officer and Di-                                January 1995 and Presi-
rector of Unicom Corpo-                                dent, Civic Committee
ration (holding compa-                                 of Commercial Club of
ny) since June 1994 and     [PHOTO]                    Chicago since March
of Commonwealth Edison                     [PHOTO]     1995. President, North-
Company (electric util-                                western University un-
ity). Director of Cor-                                 til December 1994. Di-
ning Incorporated;                                     rector of Aon Corpora-
First Chicago NBD Cor-                                 tion; Burlington North-
poration.; The First                                   ern Santa Fe Corpora-
National Bank of Chica-                                tion; Deere & Company;
go; Scotsman Industries                                Inland Steel Indus-
Inc.; UAL Corporation.                                 tries, Inc.; PepsiCo,
                                                       Inc.
-------
* A subsidiary of the Company.
-------------------------------------------------------------------------------
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held eight meetings during 1995. Each incumbent mem-ber of the Board of Directors attended 75% or more of the meetings of the Board of Directors and all committees of which they are members.

 Audit Committee

  The functions of the Audit Committee, presently consisting of Messrs. Hernandez, La Blanc, Minow (Chairman) and Weber and Mrs. Maynard, include mak-ing recommendations concerning the appointment of independent accountants to audit the books of the Company, reviewing the financial statements audited by the independent accountants and reviewing recommendations made by the indepen-dent accountants with respect to the accounting methods used, the organization and operations of the Company and the system of internal control followed by the Company. The Audit Committee held two meetings during 1995.

 Governance and Compensation Committee

  The functions of the Governance and Compensation Committee, presently con-sisting of Messrs. McKenna (Chairman), O'Connor and Rumsfeld and Ms. Miller, include establishing the compensation for the Chief Execu-tive Officer of the Company, consulting with the Chief Executive Officer with respect to the compensation of other executives of the Company, and adminis-tering and determining awards under the Company's 1992 Long-Term Incentive Plan and certain other employee benefit plans. The Committee also identifies and proposes candidates for election to the Board of Directors of the Company. The Committee will consider, at its regularly scheduled meetings, nominees recommended by stockholders if submitted in writing. The Committee also has other responsibilities relating to corporate governance, including studying the size, composition, committee structure and committee membership of the Board of Directors. The Committee met four times during 1995.

 Other Standing Committees

  The Company has an Executive Committee presently consisting of Messrs. Brum-back (Chairman), Dowdle, La Blanc, Madigan, McKenna and Minow. The Committee met two times in 1995.

  The Company also has a Finance Committee presently consisting of Messrs. Hernandez, La Blanc (Chairman), Minow and Weber and Mrs. Maynard. The Commit-tee met one time during 1995.

  The Company also has a Technology Committee presently consisting of Messrs. Hernandez, La Blanc, Minow and Rumsfeld (Chairman) and Mrs. Maynard. The Com-mittee met three times during 1995.
-------------------------------------------------------------------------------
COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company receive annual stipends and meeting fees. The annual stipend for board membership is $24,000, and the fee for each board meeting attended is $1,500. Committee chairmen receive an an-nual stipend of $4,000, and each participant receives a fee of $1,000 for each committee meeting attended. The Company also reimburses directors for travel expenses incurred in attending meetings.

  Directors are eligible to elect to defer receipt of all or a portion of their cash stipend and fees. Directors who elect to defer amounts are credited with deemed income, based on investments they select. Payment of deferred amounts together with credited income will be made over a series of years in the future.

  The Company has a Restricted Stock Plan for Outside Directors. Under the plan, each nonemployee director, upon each election or re-election to the Board, is awarded a block of restricted Common Stock equal to 300 shares for each year of the term of office for which the director is elected. The shares vest at the rate of 300 shares per year of service on the Board and are for-feited if service on the Board is terminated prior to vesting for reasons other than death or permanent disability. No portion of the stock may be sold or otherwise transferred until all shares of a particular award have vested. Awards of 900 shares each were made on May 2, 1995 to Messrs. O'Connor and Weber and Mrs. Maynard, and an award of 300 shares was also made to Mr. Cook. The closing price of the Common Stock on that date was $59.125.

  The nonemployee directors other than Mr. Cook received a stock option for 1,000 shares at the fair market value of $59.125 on May 2, 1995. Each option was granted for a term of 10 years and became exercisable six months and one day after the date it was granted. In the event of a change in control of the Company, all options become immediately exercisable. A "change in control" means (a) the acquisition, other than from the Company, by a person, entity or group of 20 percent or more of the combined voting power of the Company's out-standing voting securities; (b) individuals who as of April 28, 1992, consti-tute the Board of Directors cease to constitute at least a majority of the Board without approval of the Board; or (c) approval of a merger or reorgani-zation of the Company where the prior shareholders do not thereafter own more than 60 percent of the reorganized Company. Option exercises may be paid for in cash or by delivery of Common Stock already owned for at least six months by the nonemployee director valued at fair market value on the date of exer-cise. In the event of a stock dividend or stock split, or combination or other change in the number of issued shares of Common Stock, a merger, consolida-tion, reorganization, recapitalization, sale or exchange of substantially all of the Company's assets or dissolution of the Company, automatic adjustments are to be made in the price, number and types of shares subject to options in order to prevent the dilution or enlargement of rights under options granted. Options granted under the Plan are not transferable, otherwise than by will or by the laws of descent and distribution. If the director leaves the Board for any reason, the options that were then exercisable may be exercised by the earlier of (a) the tenth anniversary of the date of grant or (b) the third an-niversary of the date of ceasing to be a director.

  The Board proposes to change the system for compensating nonemployee direc-tors effective with the date of the 1996 Annual Meeting if Proposal 2 de-scribed below is approved.

  The Company provides Mr. Cook, a former chairman of the Company, with the use of an office and secretarial and other appropriate assistance. The Company paid the equivalent of board meeting fees to Mrs. Maynard ($3,000) and Mr. McKenna ($1,500) for attending management meetings of Company executives dur-ing 1995.

-------------------------------------------------------------------------------
OTHER TRANSACTIONS

  In February 1996, Tribune Broadcasting Company, a subsidiary of the Company, purchased the remaining 25 percent of the common stock of WPHL-TV, Inc. from Taft Broadcasting Partners Limited Partnership for $26.8 million. Dudley S. Taft, a nominee for election as a Director, is President and Chief Executive Officer of Taft Broadcasting Company, a general partner in Taft Broadcasting Partners Limited Partnership. Mr. Taft and members of his immediate family had a 79.8 percent beneficial interest in the foregoing transaction.

  Mr. Minow is of counsel to the law firm of Sidley & Austin, which was one of the primary outside law firms providing legal services to the Company in 1995. This relationship is expected to continue in 1996 and future years.

  Tribune Properties, Inc. and Chicago Tribune Company lease office space and together with other business units of the Company provide services to the Rob-ert R. McCormick Tribune Foundation. During 1995, the Foundation paid $483,361 to the Company for the leased space and services.

                     APPROVAL OF 1996 NONEMPLOYEE DIRECTOR
                     STOCK COMPENSATION PLAN (PROPOSAL 2)

  The Board of Directors adopted the Tribune Company 1996 Nonemployee Director Stock Compensation Plan (the "Plan") on February 20, 1996, subject to approval by the stockholders of the Company.

  The Board believes that it would be in the best interests of the Company and its shareholders to change the manner of compensating nonemployee directors by replacing a portion of their cash compensation with stock awards. If the Plan is approved, director compensation will be modified as follows:

  1. the annual cash stipend for serving on the Board will be eliminated;

  2. the annual cash stipend paid for serving as a chairman of a Board com-mittee will be eliminated;

  3. the 1988 Restricted Stock Plan for Outside Directors will be terminated;
  and

  4. annual stock awards as described below will be made to directors.

  Approximately 80% of annual director compensation will consist of equity se-curities after implementing the foregoing changes.

  The following table compares the current and proposed annual compensation package for the directors:

                                                      CURRENT         PROPOSED
                                                      PROGRAM         PROGRAM
                                                    ------------    ------------
Board stipend......................................      $24,000      700 shares
Committee chairman
 stipend...........................................      $ 4,000      100 shares
Restricted stock award.............................   300 shares(1)         none
Stock option....................................... 1,000 shares    1,000 shares
Board meeting fee..................................      $ 1,500          $1,500
Committee meeting fee..............................      $ 1,000          $1,000

-------
(1) Per year. Nine hundred shares were awarded upon each election or re-election to the Board for a three-year term.

PURPOSE OF PLAN

  The purpose of the Plan is to increase the stock ownership of nonemployee directors and to foster and promote the long-term financial success of the Company by attracting and retaining outstanding nonemployee directors. The Plan is also designed to align the interests of the nonemployee directors more closely with the interests of the Company's stockholders. The Plan is set out in full as Exhibit A to this Proxy Statement, and a summary of the key terms of the Plan follows.

AVAILABLE SHARES

  Up to 75,000 shares of Common Stock may be awarded under the Plan, subject to adjustment as provided in the Plan. The Common Stock awarded may be autho-rized but unissued Common Stock or may be shares reacquired by the Company and held in treasury. If the Plan is approved, 26,000 shares of Common Stock available under the 1988 Restricted Stock Plan for Outside Directors will not be used and thus serve to reduce the net additional shares allocated for di-rectors' compensation to 49,000.

ELIGIBILITY

  Only directors who are not employees of the Company are eligible to receive awards under the Plan. If all candidates nominated for election as directors are elected at the Annual Meeting, there will be nine directors eligible to receive awards under the Plan.

AWARDS OF SHARES

  Eligible directors will receive a Basic Stock Award of 700 shares of Common Stock each on the date following the Annual Meeting in 1996 and subsequent years. In addition, certain of the eligible directors who serve as a chairman of a standing committee or subcommittee of the Board will receive a Supplemen-tal Stock Award of 100 shares of Common Stock on the same date. Directors will have the opportunity to elect to defer receipt of their shares until they leave the Board. Deferred share units will be credited with dividend equivalents rein-vested in additional share units. Deferred share units will be distributed in the form of Common Stock in one or more installments after the director leaves the Board. The Basic Stock Awards in 1996 and 1997 for certain directors will be reduced by 300 shares in each case where the director in question holds non-vested shares awarded under the 1988 Restricted Stock Plan for Outside Di-rectors.

  The shares of Common Stock awarded and distributed currently under the Plan may not be sold for six months and one day following the date of award.

EFFECTIVE DATE; TERMINATION AND AMENDMENT

  The Plan will become effective on May 7, 1996 if it is approved by the stockholders.

  The Board of Directors may suspend or terminate the Plan or any portion thereof at any time. The Board of Directors may also amend the Plan from time to time in such respects as the Board may deem advisable in order that any awards thereunder shall conform to or reflect changes in the law or regula-tions applicable to the Plan, or to permit the Company or the directors to enjoy the benefits of any such changes in law or regulations, or in any other respect that the Board of Directors may deem to be in the best interests of the Company. No such amendment shall be made, however, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed, that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3 issued under the Securities Exchange Act of 1934. The Plan will terminate and no additional shares will be awarded under the Plan after May 31, 2006.

  As of March 11, 1996, the closing price of the Company's Common Stock was $65.625.

TAX CONSEQUENCES

  The value of the shares awarded currently under the Plan will be taxable as income to the director for U.S. tax purposes in the year when awarded. In the case of directors who elect to defer receipt of their awards, the value of the shares will be taxable for U.S. tax purposes at the time the stock is actually distributed. The amount taxable will be the value of the Common Stock at the time of distribution. The Company will be entitled to a tax deduction at the time and in the amount that the director is taxable on the award.

                               NEW PLAN BENEFITS

               1996 NONEMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

POSITION                                  NUMBER OF SHARES(#) DOLLAR VALUE($)(1)
--------                                  ------------------- ------------------
Named Executive Officers.................            0             $      0
Executive Officer Group..................            0                    0
Non-executive Director Group.............        5,000              328,125
Non-executive Officer Employee Group.....            0                    0

-------
(1) Fair market value as of March 11, 1996 of shares to be awarded on May 8, 1996 if the Plan is approved by stockholders.

VOTE REQUIRED

  Adoption of this proposal requires the affirmative vote of a majority of the votes of all shares present and entitled to vote on the matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 NONEMPLOYEE DIRECTOR STOCK COMPENSATION PLAN (PROPOSAL 2).

              RATIFICATION OF SELECTION OF AUDITORS (PROPOSAL 3)

  The Board of Directors has selected Price Waterhouse LLP to serve as the Company's independent certified public accountants for 1996. Price Waterhouse LLP has audited and rendered its opinion on the financial statements of the Company for many years. Although the Company is not required by either its Re-stated Certificate of Incorporation or Bylaws to do so, it has chosen to sub-mit the selection of auditors to the stockholders for ratification. If the se-lection of Price Waterhouse LLP as auditors for 1996 is not ratified, the Board will take under advisement the selection of other auditors.

  Representatives of Price Waterhouse LLP will be present at the 1996 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

  Approval of this proposal requires the affirmative vote of a majority of the votes of all shares present and entitled to vote on the matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS (PROPOSAL 3).

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meetings consistent with regulations of the Securities and Exchange Commission. Under Commission rules, proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting must be received by the Company no later than November 26, 1996. The Company's Bylaws set forth additional requirements and procedures regarding the submission by stockhold-ers of matters for consideration at the Annual Meeting, including a 60-day no-tice requirement. Proposals should be directed to Tribune Company, 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Vice President and Secre-tary.

  The Company's Bylaws provide that notice of proposed stockholder nominations for election of directors must be given to the Secretary of the Company not less than 90 days prior to the meeting at which directors are to be elected. Such notice must contain certain information about each proposed nominee, in-cluding age, business and residence addresses, principal occupation, the num-ber of shares of Common Stock beneficially owned by him or her and such other information as would be required to be included in a proxy statement solicit-ing proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director of the Company if elected. Provision is also made for substitution of nominees by the nominating stockholder in the event that a designated nominee is unable to stand for election at the meet-ing. If the chairman of the meeting of stockholders determines that a nomina-tion was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the Board of Directors the op-portunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform stockholders about such qualifications.

                            EXECUTIVE COMPENSATION

-------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE

                                                              LONG TERM
                                                             COMPENSATION
                                                             ------------
                                                              SECURITIES
                                  ANNUAL COMPENSATION         UNDERLYING
   NAME AND PRINCIPAL         ---------------------------       OPTION       ALL OTHER
        POSITION         YEAR SALARY(1)  BONUS    OTHER      AWARDS(#)(2) COMPENSATION(3)
------------------------ ---- --------- -------- --------    ------------ ---------------
Charles T. Brumback..... 1995 $782,115  $251,875 $ 14,256      151,344        $22,773
Chairman(4)              1994  723,942   537,864   22,126      163,122         20,959
                         1993  690,327   485,000   14,295       50,000         32,857

John W. Madigan......... 1995  676,539   509,600   15,129      148,272         20,898
President and Chief      1994  564,616   275,000   11,255      118,651         19,084
Executive Officer(5)     1993  527,404   225,000   11,180       58,148         30,608

James C. Dowdle......... 1995  558,808   300,000    3,348      145,958         22,773
Executive Vice           1994  495,000   275,000    4,834       92,489         20,959
President/Media          1993  444,807   250,000    5,786       43,202         32,857
Operations

Dennis J. FitzSimons.... 1995  432,270   230,000    5,431       56,376         22,411
Executive Vice           1994  385,431   215,000    6,422       31,816         20,607
President, Tribune       1993  351,246   185,000    2,774       14,000         32,418
Broadcasting
Company

Joseph D. Cantrell...... 1995  354,904   150,000  777,789(6)    16,276         22,400
Executive Vice           1994  255,404   150,000   96,695(6)    12,000         20,719
President, Tribune       1993  208,308    72,000    1,212        8,000         22,304
Publishing
Company

David D. Hiller......... 1995  329,000   155,000      --        10,000         22,404
Senior Vice              1994  309,923   145,000      --         8,000         20,604
President/Development    1993  253,923   145,000      --        10,000         30,692

-------
  (1) Amounts for 1995 represent compensation for 53 weeks. Fiscal 1994 and 1993 consisted of 52 weeks.

  (2) Number of option shares. Includes replacement (reload) options, awarded on exercise of non-qualified options paid for with previously owned Common Stock, as follows:

                                                           1995    1994    1993
                                                          ------- ------- ------
      Charles T. Brumback................................ 151,344 113,122      0
      John W. Madigan....................................  98,272  93,651 33,148
      James C. Dowdle.................................... 115,958  67,489 18,202
      Dennis J. FitzSimons...............................  42,376  19,816      0
      Joseph D. Cantrell.................................   2,276       0      0

  See Option Grants Table for additional information relating to 1995.

  (3) Represents amounts allocated under the Employee Stock Ownership Plan
(ESOP), amounts credited under the Company's Supplemental Defined Contribution Plan (Supplemental ESOP) and matching contributions under the Savings Incentive Plan (401(k)). The amounts for 1995 are:

                                                     SUPPLEMENTAL
                                              ESOP       ESOP     401(K)  TOTAL
                                             ------- ------------ ------ -------
      Charles T. Brumback................... $12,950    $7,948    $1,875 $22,773
      John W. Madigan.......................  12,950     7,948         0  20,898
      James C. Dowdle.......................  12,950     7,948     1,875  22,773
      Dennis J. FitzSimons..................  12,950     7,948     1,513  22,411
      Joseph D. Cantrell....................  12,950     7,948     1,502  22,400
      David D. Hiller.......................  12,950     7,948     1,506  22,404

  (4) Chief Executive Officer until May 30, 1995. Retired on December 31,
1995.

  (5) Chief Operating Officer until May 30, 1995.

  (6) Includes reimbursement of relocation expenses and related tax reimbursement of $776,145 and $94,744 for 1995 and 1994, respectively, relative to a transfer and move to Chicago.

-------------------------------------------------------------------------------
OPTION GRANTS TABLE

  The following table presents information as to stock option awards during the year ended December 31, 1995. The three columns on the right project the amount that could be earned if the Common Stock price appreciates at the annual rates indicated and if the options are held until the expiration dates shown. There is no assurance that any particular level of potential realizable value will actually be earned.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                                   PRICE APPRECIATION FOR OPTION
                                            INDIVIDUAL GRANTS                                  TERM
                          ------------------------------------------------------- ----------------------------------
                          NUMBER OF    % OF TOTAL
                          SECURITIES    OPTIONS
                          UNDERLYING   GRANTED TO
                            OPTIONS   EMPLOYEES IN EXERCISE PRICE
          NAME            GRANTED(1)  FISCAL YEAR      ($/SH)     EXPIRATION DATE 0%       5%               10%
------------------------  ----------  ------------ -------------- --------------- --- -------------    -------------
Charles T. Brumback.....    38,121(2)    2.5953%      $63.625        12/31/98(3)  $ 0 $     448,382    $     952,885
                            48,727(2)    3.3173        63.625        12/31/98(3)    0       473,130        1,217,996
                            21,656(2)    1.4743        63.625        12/31/98(3)    0       254,719          541,320
                            42,840(2)    2.9165        64.875        12/31/98(3)    0       504,117        1,069,706
John W. Madigan.........    50,000       3.4040        64.00         08/25/05       0     2,034,107        5,167,435
                            30,603(2)    2.0834        63.125        02/07/03       0       864,201        2,045,982
                            27,204(2)    1.8520        63.125        03/01/02       0       656,832        1,515,805
                            19,147(2)    1.3035        63.125        08/28/02       0       502,990        1,176,378
                            21,318(2)    1.4513        65.375        08/27/03       0       672,305        1,613,344
James C. Dowdle.........    30,000       2.0424        64.00         08/25/05       0     1,220,464        3,100,461
                            21,443(2)    1.4598        52.25         08/28/02       0       500,128        1,183,600
                             1,359(2)    0.0925        63.125        06/02/01       0        28,577           64,649
                            27,204(2)    1.8520        63.125        03/01/02       0       656,832        1,515,805
                            30,603(2)    2.0834        63.125        02/07/03       0       864,201        2,045,982
                            21,318(2)    1.4513        65.375        08/27/03       0       672,305        1,613,344
                            14,031(2)    0.9552        68.00         08/31/00       0       260,676          575,287
Dennis J. FitzSimons....    14,000       0.9531        64.00         08/25/05       0       569,550        1,446,881
                             6,009(2)    0.4090        54.75         03/17/96       0        17,791           35,650
                             3,985(2)    0.2713        54.75         08/31/00       0        67,670          151,652
                             9,128(2)    0.6214        59.375        08/28/02       0       230,487          540,991
                             1,848(2)    0.1258        67.125        08/28/02       0        50,733          118,317
                             1,768(2)    0.1203        67.125        08/31/00       0        33,051           73,103
                             2,232(2)    0.1519        67.125        03/16/98       0        20,059           41,681
                             6,820(2)    0.4643        67.125        03/17/97       0        36,640           74,303
                             7,074(2)    0.4816        68.00         08/27/03       0       220,890          525,363
                             3,512(2)    0.2391        68.00         08/31/00       0        62,416          137,062
Joseph D. Cantrell......    14,000       0.9531        64.00         08/25/05       0       569,550        1,446,881
                               749(2)    0.0509        54.625        08/28/02       0        17,884           42,174
                             1,527(2)    0.1039        60.75         08/20/92       0        35,807           82,751
David D. Hiller.........    10,000       0.6808        64.00         08/25/05       0       406,821        1,033,487
All Common Stockholders.        NA         NA            NA             NA          0 2,645,166,860(4) 6,719,768,336(4)

-------
  (1) All options permit the optionee to pay for exercise with Common Stock owned for six months and to pay withholding tax with shares acquired on exercise. The Company has a policy to award replacement options to executives who exercise options in this manner at a time when the stock price is at least 25% above the option price. New options are generally exercisable two years after award and replacement options one year after award but immediately upon a change in control. Options granted less than six months prior to a change in control to an executive officer are cancelled in exchange for a cash payment, effected six months and one day after the option grant date, equal to the difference between the fair market value and the option price on the date of payment.

  (2) Replacement (reload) option awarded on exercise of a non-qualified option with payment made with previously owned Common Stock. The replacement option has a term equal to the remaining term on the option exercised and is conditioned on the individual retaining ownership of the shares acquired on exercise of the option giving rise to the replacement award.

  (3) Based on Mr. Brumback's retirement on December 31, 1995.

  (4) Based on shares outstanding on July 25, 1995, the closing stock price of $64 on that date, and a 121-month period, all of which conform to the regular stock option awards made to executives on that date.

-------------------------------------------------------------------------------
OPTION EXERCISES AND VALUES TABLE

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUE

                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                                 UNDERLYING UNEXERCISED     THE-MONEY OPTIONS AT
                           SHARES                 OPTIONS AT FY-END(#)            FY-END(1)
                         ACQUIRED ON   VALUE    ------------------------- -------------------------
          NAME            EXERCISE    REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------ ----------- ---------- ----------- ------------- ----------- -------------
Charles T. Brumback.....   181,907   $2,891,518   368,066            0     $674,550     $      0
John W. Madigan.........   116,943    1,756,648   146,270      173,272      468,033      196,875
James C. Dowdle.........   146,320    2,031,658    87,489      170,958       67,500      387,182
Dennis J. FitzSimons....    55,649    1,086,816    37,316       68,376      169,268      174,186
Joseph D. Cantrell......     3,050       52,738    25,950       28,276      324,256       99,941
David D. Hiller.........         0            0    59,500       18,000      910,500       63,000

-------
  (1) Based on a closing stock price of $61.125 per share on December 29,
      1995, the last business day of the Company's fiscal year.
-------------------------------------------------------------------------------
PENSION PLAN INFORMATION

  Mr. Brumback retired on December 31, 1995, and is entitled to receive a pen-sion of $293,445 per year.

  Pension benefits payable to the other named executive officers may be esti-mated using the following tables:

Mr. Madigan

                                            YEARS OF SERVICE
                             ------------------------------------------------------------------
    REMUNERATION                15                           20                           24
    ------------             --------                     --------                     --------
      $600,000               $109,000                     $156,600                     $194,600
       650,000                118,200                      169,800                      211,000
       700,000                127,400                      182,900                      227,300
       750,000                136,600                      196,100                      243,700
       800,000                147,200                      210,200                      259,400
       850,000                156,400                      223,500                      275,800

Mr. Dowdle
                                            YEARS OF SERVICE
                             ------------------------------------------------------------------
    REMUNERATION                10                           15                           18
    ------------             --------                     --------                     --------
      $550,000               $ 87,100                     $130,600                     $156,800
       600,000                 95,100                      142,600                      171,100
       650,000                103,100                      154,600                      185,500
       700,000                112,100                      167,300                      199,400

Mr. FitzSimons
                                            YEARS OF SERVICE
                             ------------------------------------------------------------------
    REMUNERATION                10                           15                           17
    ------------             --------                     --------                     --------
      $400,000               $ 57,700                     $ 89,300                     $ 98,200
       450,000                 65,100                      100,600                      110,700
       500,000                 72,400                      111,900                      123,100
       550,000                 80,500                      123,600                      135,800

Mr. Cantrell

                                                   YEARS OF SERVICE
                                        -----------------------------------------------------------
    REMUNERATION                           15                                                 20
    ------------                        --------                                           --------
      $300,000                          $ 70,600                                           $ 93,500
       350,000                            82,600                                            109,500
       400,000                            94,600                                            125,500
       450,000                           106,600                                            141,500

Mr. Hiller

                                                   YEARS OF SERVICE
                                         -----------------------------------------------------------
    REMUNERATION                            5                                                  10
    ------------                         -------                                             -------
      $275,000                           $21,300                                             $42,800
       325,000                            25,200                                              50,800
       375,000                            29,200                                              58,700
       425,000                            33,700                                              66,900

  The foregoing tables reflect an annual pension benefit, estimated on the as-sumption that the participant will commence receiving benefits when he reaches age 65 and that he will receive his pension in the form of a life annuity with no survivor benefits. The estimated annual pension benefits shown in the pre-ceding tables include the estimated benefits payable under the unfunded sup-plemental retirement plan maintained by the Company.

  Benefits are based on final five-year average salary (see "Salary" column in the Summary Compensation Table that appears on page 10) and years of credited service up to a maximum of 35 years. The pension benefits are not subject to any deduction for social security or other offset amounts. The plan will be frozen at December 31, 1998 so that participants' service and compensation af-ter that date will not be counted in computing benefits. Current salary as of December 31, 1995 that constitutes covered compensation and years of credited service as of that date for each executive officer named other than Mr. Brum-back were as follows:

                                                                    YEARS OF
                                                        SALARY  CREDITED SERVICE
                                                       -------- ----------------
   John W. Madigan.................................... $700,000        21
   James C. Dowdle....................................  552,000        15
   Dennis J. FitzSimons...............................  427,000        13
   Joseph D. Cantrell.................................  355,000        17
   David D. Hiller....................................  325,000         7

-------------------------------------------------------------------------------
TERMINATION ARRANGEMENTS

  The Company has an agreement with Mr. Brumback that provides for payment of deferred compensation to Mr. Brumback following his retirement on December 31, 1995 for a period of 10 years at the rate of $125,000 per year. If Mr. Brum-back becomes disabled or dies during his 10-year deferred compensation period, he or his beneficiary is entitled to receive such sum for the remainder of the 10-year period. Thereafter, he is entitled to receive $60,000 per year for life. If Mr. Brumback's spouse, Mary H. Brumback, survives him, she is enti-tled to receive $60,000 per year for life beginning the later of December 31, 2005 or the date of his death. Under the agreement, Mr. Brumback agrees to provide such consulting services to the Company as may be requested by the Board of Directors following his retirement. The Company is to compensate Mr. Brumback at the rate of $250 per hour for such services.

  The Company maintains a Transitional Compensation Plan For Executive Employ-ees, which provides termination benefits to key executives of the Company and its subsidiaries who are actually or constructively terminated, without cause, within 36 months following a change in control of the Company. A "change in control" means (a) the acquisition, other than from the Company, by a person, entity or group of 20 percent or more of the combined voting power of the Company's outstanding voting securities; (b) individuals who as of January 1, 1995, constitute the Board of Directors cease to constitute at least a major-ity of the Board without approval of the Board; or (c) approval of a merger or reorganization of the Company where the prior shareholders do not thereafter own more than 60 percent of the reorganized Company. "Constructively terminat-ed" means a reduction in the individual's compensation or benefits or a change in the city in which he or she is required to work. Certain participants in-cluding Messrs. Madigan, Dowdle, FitzSimons, Cantrell and Hiller may elect to terminate their employment during the thirteenth month following a change in control and qualify to receive the benefits under the plan. In the case of ex-ecutive officers, benefits include (a) payment in cash equal to three times (in certain cases two times) the highest annual rate of base salary in effect within three years of the date of the individual's termination plus three times (in certain cases two times) the individual's average annual bonus paid over the prior three years; (b) outplacement services and (c) continuation of life, health and disability insurance. In addition, the plan provides that the Company will reimburse the executive for any additional income taxes that re-sult from payments upon termination being treated as excess parachute payments under federal income tax law. All executive officers of the Company are cov-ered by the plan.

  All stock options granted by the Company to executives become immediately vested and exercisable upon a change in control of the Company as defined in the applicable plan and in grant agreements evidencing awards. The definitions of change in control are essentially the same as described in the preceding paragraph.
-------------------------------------------------------------------------------
INDEBTEDNESS OF MANAGEMENT

  The Company in 1994 made a loan of $500,000 to Joseph D. Cantrell, to assist him in financing the purchase of a cooperative apartment upon his transfer to Chicago at the request of the Company. The loan is evidenced by a promissory note repayable over a 10-year period bearing contingent deferred interest based on a proportionate share in the appreciation of the apartment over the term of the loan. The note is secured by a second mortgage on other real prop-erty owned by Mr. Cantrell. As of March 1996, Mr. Cantrell has made repayments reducing the principal balance to $440,000.

                               PERFORMANCE GRAPH

  The following graph compares the five-year cumulative return on the Common Stock to the Standard and Poor's 500 Stock Index and to the Standard and Poor's Newspaper Publishing Group Index. The Company is included in both of these indexes.



                       [PERFORMANCE GRAPH APPEARS HERE]

                                 1990    1991    1992    1993    1994    1995
                                ------- ------- ------- ------- ------- -------
      Tribune Company.......... $100.00 $118.94 $142.32 $181.52 $168.42 $191.47
      S&P Newspaper Publishing
       Group...................  100.00  121.09  135.41  156.83  144.88  182.53
      S&P 500..................  100.00  130.48  140.46  154.62  156.66  215.54

Based on $100 invested on December 31, 1990 in Tribune Company Common Stock, the Standard and Poor's Newspaper Publishing Group Index, and the Standard and Poor's 500 Stock Index. Total return assumes reinvestment of dividends quarterly.

                 GOVERNANCE AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW

  The compensation package paid to executive officers and other management personnel of Tribune Company consists of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) retirement and other benefits.

  The compensation package is designed to attract and retain top-quality man-agement employees. It reflects competitive conditions in the lines of business in which the Company is engaged and in the geographic areas where the services are to be performed. Elements of compensation are designed to reflect the per-formance of the Company and the employee.

  Through its compensation programs, the Company also seeks to provide an op-portunity for employees and executives to acquire and hold stock in the Com-pany in order to align the interests of employees and shareholders. Effective January 1, 1996, the Company, with the Committee's approval, established tar-get levels for executive stock ownership. These guidelines are described be-low.

SALARIES

  Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position. Comparative salaries paid by other companies, based on compensation surveys prepared by independent outside organizations, are considered in evaluating the salary level for a given position. These surveys include hundreds of companies repre-senting a broad cross-section of American business and cover more companies than are included in the two indexes used in the performance graph on page 14. Each set of data used is selected because it is believed to be the best avail-able for its intended purpose. The Committee sets salaries within the range of accepted practice but does not target a specific percentile range within the comparative groups in setting salaries of the Company's executive officers. The particular qualifications of the individual holding the position and his or her level of experience are also considered in establishing a salary level.

  Salaries of executive officers are reviewed annually. The performance and contribution of the individual to the Company is the primary criterion influ-encing salary adjustments. Salary changes reflect the performance of the Com-pany only to the extent that the performance is considered in establishing the salary guidelines applicable for all salaried employees during the current year. The Committee also reviews comparative surveys of salary information for comparable positions as described in the preceding paragraph in connection with the annual salary review. The sources of the data used varies from execu-tive to executive based on the availability of comparable information relative to each position. Salaries of all executive officers are reviewed early in the year and changes are made effective as of the beginning of March. In the case of Mr. Madigan, a subsequent change was made in 1995 based on his promotion to Chief Executive Officer.

  The salary paid to Charles T. Brumback, Chairman and Chief Executive Officer (until May 1995) of the Company, was increased by $45,000 to $775,000 effec-tive as of February 27, 1995. This represented a 6.2 percent increase in Mr. Brumback's salary. The rate of increase was consistent with the Company's overall merit increase guidelines based upon performance for salaried employ-ees for 1995.

  John W. Madigan received a regular merit salary increase of $25,000 to $625,000 on February 27, 1995. He was awarded an additional salary increase of $75,000 effective as of May 31, 1995, upon his promotion to Chief Executive Officer of the Company. Both increases were within the Company's overall merit increase guidelines.

ANNUAL INCENTIVE BONUS

  The Company maintains a plan that provides executive officers the opportu-nity to earn an annual incentive bonus based on performance of the Company, performance of their individual business unit, if applicable, their contribu-tion toward achievement of certain company-wide objectives and an evaluation of the executive's individual performance.

  A target bonus level, stated as a percent of year-end salary, is established for each executive officer based on his or her level of responsibility. The target bonus is divided into three principal elements and the first element is further subdivided into three to five sub-categories as follows:

                                  PERCENT OF
                                    TARGET
   BONUS ELEMENTS                   BONUS
   --------------                 ----------
   Financial Performance Mea-
    sures:
     Earnings per share and/or
      business unit operating
      profit.....................     40%
     Other performance measures
      appropriate to the execu-
      tive.......................     20%
                                     ----
     Subtotal....................     60%
   Organizational objectives
    (four for 1995)..............     20%
   Individual performance or
    achievement..................     20%
                                     ----
   Total.........................    100%

In the case of the earnings per share and/or operating profit objective, the bonus earned for 1995 was on a proportional scale with one-third of the target paid if 80 percent of the objective is achieved up to 166 percent of target if 120 percent of the objective is achieved. For the other financial performance measures, the target amount is paid if the ob-jective is achieved or exceeded, and nothing is paid if the objective is not reached. With respect to the organization objectives and individual perfor-mance elements, the Committee may award anywhere from zero to 160 percent of the target amount.

  Measures of financial performance are established by the Committee in Febru-ary and are based on the Company's operating plan that is approved by the Board at the beginning of the year. In the case of Messrs. Brumback and Madigan, the applicable 1995 performance measures were primary net income per share (40 percent of target bonus), return on equity (10 percent of target bo-nus) and corporate office operating expenses (10 percent of target bonus). The first measure was exceeded and the other two measures were achieved. The 1995 performance measures applicable to other executive officers named in the sum-mary compensation table were primary net income per share, return on equity, corporate office cash operating expenses, Broadcasting Group pretax profit, TV broadcast rights expense, other Broadcasting Group operating expenses, TV broadcast rights cash payments, Publishing Group pretax profit and Publishing Group cash operating expenses excluding newsprint. Seven of the performance measures were met or exceeded, one was partially met and one was not met.

  The four organizational objectives for 1995 were: business development, overall effectiveness and efficiency, managing diversity and professional man-agement. The success in achieving these objectives is measured by a subjective evaluation of progress in each area and each executive's contribution to that success. Likewise, each executive's overall performance is subjectively evalu-ated.

  The Committee also retains the right to adjust the overall bonus to better reflect its evaluation of the Company's overall performance, but did not do so for 1995.

  In considering bonuses for executives other than Messrs. Brumback and Madigan, the Committee considers bonus recommendations submitted by the Chief Executive Officer. The Committee also receives an assessment of the perfor-mance of each executive from Mr. Madigan and discusses the assessments with him. In assessing the performance of Messrs. Brumback and Madigan, the Commit-tee meets privately with the Company's other outside directors for that pur-pose.

  Mr. Brumback's target bonus was 25 percent of year-end salary based on his retirement as CEO on May 30, 1995. The Committee awarded Mr. Brumback a bonus of $251,875 for 1995, which is approximately 130 percent of the target bonus under the plan. The bonus earned reflects achievement of 110 percent of the target amount based on the financial performance factors. The Committee also considered the progress toward achievement of the company-wide objectives and awarded a bonus amount based on 160 percent of target. Finally, the portion of the bonus based on the outside director's evaluation of Mr. Brumback's indi-vidual performance and achievements in 1995 was set at 160 percent of the tar-get amount.

  Mr. Madigan's target bonus was 56 percent of year-end salary for 1995. The Committee awarded Mr. Madigan a bonus of $509,600 for 1995, which is approximately 130 percent of the target bonus under the plan. The bonus earned reflects achievement of 110 percent of the target amount based on the financial performance factors. The Committee also considered the progress toward achievement of the company-wide objectives and awarded a bonus amount based on 160 percent of target. Finally, the portion of the bonus based on the outside directors' evaluation of Mr. Madigan's individual performance and achievements in 1995 was set at 160 percent of the target amount.

STOCK OPTIONS

  The Company for many years has used stock options as its long-term incentive program for executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company.

  The Committee considers stock option awards on an annual basis. These are normally awarded in July. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives is also re-viewed but is not an important factor in determining the size of the current award. The number of options actually awarded in any year may be increased or decreased from the target level based on an evaluation of the individual's performance, but the Committee does not use any particular corporate or busi-ness unit performance measures in determining the size of stock option grants to individual executive officers.

  In July 1995, the Committee awarded Mr. Madigan a nonqualified stock option to purchase 50,000 shares at the current fair market value of the stock, which was then $64.00. The award was for the same number of shares that had been awarded to the Chief Executive Officer of the Company in recent years.

  The Company has a program of granting replacement options based on exercise of stock options that were paid for with previously acquired Common Stock as an inducement for executives to exercise their stock options at an early date and to retain the shares acquired upon exercise. As shown in the table on page 11, both Messrs. Brumback and Madigan received replacement options during 1995 based on their exercise of previously awarded options.

BENEFIT PROGRAMS

  The executive officers participate in various health, life, disability and retirement benefit programs that are generally made available to all salaried employees. Certain programs such as the Savings Incentive Plan and the Em-ployee Stock Purchase Plan provide employees with the opportunity to acquire Common Stock. In addition, the executive officers participate in the Employee Stock Ownership Plan on a consistent basis with other employees. The Company also maintains a Supplemental Defined Contribution Plan for employees who earn salaries in excess of the limit imposed by the Internal Revenue Code to re-place a portion of the contribution lost by the imposition of such limit. The ESOP, which is intended to become the principal retirement plan for the Compa-ny, relates the amount of retirement benefits that will ultimately be received to the value of the Common Stock. Executive officers also receive certain tra-ditional benefits and perquisites that are customary for their positions.

STOCK OWNERSHIP GUIDELINES

  The Committee has approved stock ownership guidelines for approximately 60 executives of the Company. The guidelines range from a high of five times an-nual salary in the case of Mr. Madigan to a low of two times annual salary. Executives are expected to achieve the suggested ownership level over a five-year period in increments of 20% per year. Shares held in Company benefit plans are counted in satisfying the guidelines but unexercised stock options are not counted. The Committee believes that these guidelines will have the positive effect of further aligning the interests of the Company's top execu-tives with those of all stockholders.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The federal tax code imposes a $1 million limit on the tax deduction for certain executive compensation payments. Mr. Madigan was awarded a bonus for his services in 1995 which would have resulted in compensation in excess of the limit if paid currently. In order to preserve the tax deductibility of the bonus, the Committee awarded a portion of the bonus on a deferred basis to be paid following Mr. Madigan's retirement. The Company's policy is to obtain a tax deduction for compensation payments to the extent it is practicable to do so.

  Compensation in the form of stock options granted under the 1992 Long-Term Incentive Plan should continue to be eligible for a full tax deduction.

  Andrew J. McKenna, Chairman
  Kristie Miller
  James J. O'Connor
  Donald H. Rumsfeld

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Andrew J. McKenna, Kristie Miller and James J. O'Connor served as members of the Governance and Compensation Committee during the entire fiscal year. Ar-nold R. Weber served on the Committee until May 2, 1995 when he was replaced as a member of the Committee by Donald H. Rumsfeld in connection with a gen-eral reassignment of Board committee memberships.

  Andrew J. McKenna, Chairman of the Governance and Compensation Committee, served as an officer of Chicago National League Ball Club, Inc., a subsidiary of the Company, from August 1981 to December 1984. Subsequent to 1984, Mr. McKenna's sole position with the Company has been that of an outside director.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know if any matters will be presented to the meeting other than those described above. If other matters properly come before the meeting, the persons named in the accompanying proxy will vote said proxy in accordance with their best judgment.

  Expenses incurred in connection with the solicitation of proxies will be paid by the Company. Following the initial solicitation of proxies by mail, directors, officers and regular employees of the Company may solicit proxies in person, by telephone or telegraph, but without extra compensation. In addi-tion, the Company has retained Kissel-Blake, Inc. to assist in the solicita-tion of proxies at an estimated cost to the Company of $10,000 plus out-of-pocket expenses. Such solicitation may be made by mail, telephone, telegraph or in person. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forward-ing proxy materials to, and obtaining authority to execute proxies from, bene-ficial owners for whose account they hold Common Stock.

  The Company's 1995 Annual Report is enclosed, but the report is not incorpo-rated in this Proxy Statement and is not part of the proxy soliciting materi-al. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER SUBMIT-TING A REQUEST THEREFOR TO THE CORPORATE RELATIONS DEPARTMENT, TRIBUNE COMPA-NY, 6TH FLOOR, 435 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611, OR TELE-PHONE 800/757-1694.

  By Order of the Board of Directors

  Stanley J. Gradowski
  Vice President and Secretary

  Dated: March 26, 1996

                                                                      EXHIBIT A

                                TRIBUNE COMPANY

               1996 NONEMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

                                   ARTICLE I

                                    GENERAL

1.1 PURPOSE. Tribune Company, a Delaware corporation (the "Company"), hereby adopts this 1996 Nonemployee Director Stock Compensation Plan (the "Plan"). The purpose of the Plan is to increase the stock ownership of nonemployee directors, to further align their interests with those of the Company's other stockholders and to foster and promote the long-term financial success of the Company by attracting and retaining outstanding nonemployee directors by enabling them to participate in the Company's growth through stock ownership.

1.2 PARTICIPATION. Only directors of the Company who at the time an award is made meet the following criteria ("Directors") shall receive awards under the
Plan: (a) the director is not an employee of the Company or any subsidiary of the Company and (b) the director is a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3").

1.3 SHARES SUBJECT TO THE PLAN. Shares of stock covered by awards under the Plan may be in whole or in part authorized and unissued or treasury shares of the Company's common stock or such other shares as may be substituted pursuant to Section 4.2 ("Common Stock"). The maximum number of shares of Common Stock which may be issued for all purposes under the Plan shall be 75,000 (subject to adjustment pursuant to Section 4.2).

                                  ARTICLE II

                                 STOCK AWARDS

2.1 BASIC STOCK AWARDS. Effective on the day after the date of each annual meeting of the stockholders of the Company at which Directors are elected ("Annual Meeting") commencing with the Annual Meeting in 1996, each Director in office on adjournment of said meeting will automatically be awarded under the Plan 700 shares of Common Stock (subject to adjustment pursuant to Section 4.2) subject to the adjustments described in Sections 2.2 and 2.3 hereof. A Director who is not initially elected at an Annual Meeting shall receive an award for a pro rata portion of 700 shares of Common Stock on the day following his or her becoming a Director based on the number of months remaining from such date until the anniversary date of the most recent Annual Meeting of the Company divided by twelve.

2.2 SUPPLEMENTAL STOCK AWARDS. Effective on the date of the Basic Stock Award, each Director who is serving as a chairman of a standing committee or subcommittee of the Board shall automatically be awarded an additional 100 shares of Common Stock.

2.3 ADJUSTMENT TO 1996 AND 1997 BASIC STOCK AWARDS. The Basic Stock Awards provided for under Section 2.1 hereof on the day following the 1996 and 1997 Annual Meetings shall be reduced by 300 shares in the case of each Director who on such date holds shares awarded under the Tribune Company 1988 Restricted Stock Plan for Outside Directors which are subject to forfeiture under the terms of said plan.

                                  ARTICLE III

                           DEFERRAL OF STOCK AWARDS

3.1 DEFERRAL. Each Director may elect to defer receipt of part or all of any stock awards hereunder. Any such election must be made not less than 30 days prior to the date on which an award is made. The deferred award will be credited to an account established in the Director's name and held subject to the following terms and conditions:

    (a) If the Company pays a cash dividend with respect to its Common Stock at any time while there is a balance in the Director's account, the Company will determine the cash dividend which the Director would have received had the

  Director been the actual owner of the number of shares shown in the account at the time of the dividend payment. The Company will then determine the additional shares of Common Stock that could have been purchased with the dividend at the fair market value of the stock on the date of dividend payment and add this number to the Director's account.

    (b) The number of whole shares in a Director's account at the time the Director terminates service on the Board shall be delivered in a lump sum upon termination of service or in no more than ten equal annual installments commencing upon termination in accordance with the Director's original deferral election. The value of any fractional shares shall be paid in cash upon termination. A Director may amend an election with respect to the manner of the delivery of shares at any time up to six months prior to the date of termination of service.

    (c) If a Director dies or becomes legally incapacitated, the Company will deliver the shares to the persons designated by the Director by a writing filed with the Company.

    (d) The Company's obligation with respect to the deferred stock awards shall not be funded or secured in any manner nor shall the Director's right to receive shares be assignable or transferable voluntarily or involuntarily except as expressly provided herein. However, nothing shall prevent the Company from establishing a rabbi trust to provide a Director additional assurance that the shares subject to a deferred award will be delivered in a timely fashion in accordance with the Director's election.

                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS

4.1 NONTRANSFERABILITY. No shares awarded under the Plan shall be sold for a period of six months and one day after the date of the award.

4.2 ADJUSTMENTS UPON CERTAIN CHANGES. If any of the events described in Sections 4.4(a) or (b) of the Company's 1992 Long-Term Incentive Plan shall occur, the number of shares authorized by the Plan, shall be automatically adjusted on the same basis to give the proper effect to such change so as to prevent the dilution or enlargement of the shares available under Section 1.3 hereof.

4.3 AMENDMENT OR DISCONTINUATION OF PLAN. The Board of Directors may amend the Plan at any time or suspend or discontinue the Plan at any time, but no such action shall adversely affect any prior award; provided that this Plan may not be amended more frequently than once every six months and no amendment shall be adopted which would result in any Director losing his or her status as a "disinterested" administrator under Rule 16b-3 with respect to any employee benefit plan of the Company or result in the Plan losing its status as a protected plan under Rule 16b-3.

4.4 PLAN NOT EXCLUSIVE. The adoption of the Plan does not supersede the 1995 Nonemployee Director Stock Option Plan and shall not preclude the adoption by appropriate means of any other stock or other compensation plan for Directors.

4.5 OTHER PROVISIONS; SECURITIES REGISTRATION. The grant of any award under the Plan may also be subject to other provisions as counsel to the Company deems appropriate, including, without limitation, such provisions as may be appropriate to comply with federal or state securities laws and stock listing requirements.

4.6 RIGHTS OF DIRECTORS. Nothing in the Plan shall confer upon any Director any right to serve as a Director for a period of time or to continue his or her present or any other rate of compensation.

4.7 REQUIREMENTS OF LAW; GOVERNING LAW. The awarding and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

4.8 EFFECTIVE DATE. The Plan shall, subject to the approval of the holders of a majority of the votes of all shares present, or represented, and entitled to be cast on the matter at the 1996 Annual Meeting, be deemed effective as of such Annual Meeting. No grants shall be made hereunder after May 31, 2006.

                          LOCATION OF ANNUAL MEETING




                           [MAP -- DOWNTOWN CHICAGO]





Hotel Inter-Continental, 505 North Michigan Avenue

The Tribune Annual Meeting will be held in the Grand Ballroom, 7th Floor

 . Valet parking is available at both the Michigan Avenue and Illinois Street entrances of the hotel.
 . Parking is available at prevailing rates in public garages and lots indicated on the map above.

TRIBUNE COMPANY                                                       PROXY CARD
--------------------------------------------------------------------------------
        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 1996

James C. Dowdle and John W. Madigan, or either of them, are designated as proxies to vote all the shares of Common Stock of Tribune Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 1996, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Kristie Miller, Donald H. Rumsfeld and Dudley S. Taft (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. approval of the 1996 Nonemployee Director Stock Compensation Plan;

3. ratification of the selection of Price Waterhouse LLP as auditors; and

4. with discretionary power in the transaction of such other business as may properly come before the meeting.

Enter your vote by marking the appropriate boxes on the reverse side. The Company's directors recommend a vote FOR the election of the nominees listed and FOR proposals 2 and 3. The proxies shall vote as specified, but if no choice is specified, the proxies shall vote in accordance with the recommendations of the Company's directors.

TRIBUNE

           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE


                                   IMPORTANT

                                 THIS IS YOUR
                                  PROXY CARD

                            CAREFULLY FOLD AND TEAR
                              ALONG PERFORATION.

--------------------------------------------------------------------------------

                                                                            3074

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------
1. Election of directors.
        FOR*     NOT FOR
        [_]        [_]

*For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Approval of 1996 Nonemployee Director Stock Compensation Plan
        FOR      AGAINST       ABSTAIN
        [_]        [_]           [_]

3. Ratification of auditors.
        FOR      AGAINST       ABSTAIN
        [_]        [_]           [_]

4. With discretionary power in the transaction of such other business as may properly come before the meeting.
--------------------------------------------------------------------------------


   Note: Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 SIGNATURE(S)                                           DATE

--------------------------------------------------------------------------------

TRIBUNE COMPANY                                          VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 1996

The Northern Trust Company, as Trustee for the Tribune Company Employee Stock Ownership Plan, Vanguard Fiduciary Trust Company, as Trustee for the Tribune Company Savings Incentive Plan, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee under the Tribune Company Employee Stock Purchase Plan, are instructed to vote the Tribune Company Common Stock and Preferred Stock allocated and held in my respective plan accounts at the Annual Meeting of Stockholders of the Company to be held on May 7, 1996, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Kristie Miller, Donald H. Rumsfeld and Dudley S. Taft (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. approval of the 1996 Nonemployee Director Stock Compensation Plan;

3. ratification of the selection of Price Waterhouse LLP as auditors; and

4. with discretionary power in the transaction of such other business as may properly come before the meeting.

Enter your voting instructions on the reverse side. The Company's directors recommend a vote FOR the election of the nominees listed and FOR proposals 2 and 3. The trustees and nominee shall vote as specified, but if you return this card and no choice is specified you will be deemed to have instructed the trustees and nominee to vote in accordance with the recommendations of the Company's directors.

  TRIBUNE

  Dear Benefit Plan Participant:

    You own Tribune Company stock as a participant in the Employee Stock Ownership Plan, Savings Incentive Plan and/or Employee Stock Purchase Plan. One of the privileges of stock ownership is the right to vote at the annual meeting. This year you may vote on the election of directors, approval of a stock compensation plan for nonemployee directors and the appointment of auditors. These matters are described in detail in the notice of annual meeting and proxy statement that is a part of this mailing.

    You may indicate your vote by completing the perforated voting instruction card that appears directly below. Employee involvement is one of Tribune's values, so I encourage you to participate in this important process. Please carefully consider the issues and use your voting rights by marking, signing and dating the instruction card, and returning it to First Chicago Trust Company in the enclosed envelope. YOUR VOTE IS CONFIDENTIAL AND WILL BE SEEN ONLY BY FIRST CHICAGO TRUST AS TABULATING AGENT FOR THE PLAN TRUSTEES AND ADMINISTRATOR.

                                             Sincerely,

                                             [SIGNATURE OF JOHN W. MADIGAN]

--------------------------------------------------------------------------------

                                                                            5745

[_] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------
1. Election of directors.
       FOR*      NOT FOR
       [_]         [_]

*For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Approval of 1996 Nonemployee Director Stock Compensation Plan
       FOR       AGAINST        ABSTAIN
       [_]         [_]            [_]

3. Ratification of auditors.
       FOR       AGAINST        ABSTAIN
       [_]         [_]            [_]

4. With discretionary power in the transaction of such other business as may properly come before the meeting.
--------------------------------------------------------------------------------



   Note: Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 SIGNATURE(S)                                            DATE
--------------------------------------------------------------------------------